UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 1, 2005

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(734) 930-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

     Effective as of March 1, 2005, we entered into an Employment Agreement with Robert J. Bard. Mr. Bard served as an officer of the Company from October 2002 through July 2004. He will be rejoining Aastrom as our Vice President Regulatory Affairs and Quality Systems.

     The Employment Agreement provides for an “at will” employment relationship with an annual salary of $203,000 (subject to annual review and adjustment), customary benefits (such as vacation and health insurance), reimbursement of temporary living expenses for up to six months, reimbursement of relocation expenses (subject to the obligation of Mr. Bard to repay the relocation expense reimbursement in the event of his voluntary termination of his employment, or termination of his employment by Aastrom for cause, within 24 months of the commencement of employment). The Employment Agreement also provides for six months severance pay if Mr. Bard’s employment is terminated by Aastrom without cause or if he terminates his employment for good reason within 12 months after a change in control.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005

AASTROM BIOSCIENCES, INC.
By:	/s/ Alan M. Wright
Alan M. Wright
Senior Vice President, Administrative and Financial Operations, CFO

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